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                                                                EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Form S-8 Registration Statement No. 333-38961, effective October 29, 1997, Form S-3 Registration Statement No. 33-55135, effective September 2, 1994, Form S-3 Registration Statement No. 33-54717, effective August 5, 1994, Form S-3 Registration Statement No. 33-54301, effective June 24, 1994, Form S-3 Registration Statement No. 33-51265, effective January 13, 1994, Form S-8 Registration Statement No. 33-51403, effective December 10, 1993, Form S-8 Registration Statement No. 33-32429, effective December 31, 1989, Form S-8 Registration Statement No. 33-32323, effective December 22, 1989, Form S-8 Registration Statement No. 33-30172, effective August 21, 1989, and Form S-8 Registration Statement No. 2-93179, effective October 1, 1984, of our report dated February 13, 1998, with respect to the financial statements of The Operating Businesses of the Felt Products Mfg. Co. and subsidiaries included in Federal Mogul Corporation's Form 8-K dated April 17, 1998.







April 17, 1998